Exhibit 99.1

April 16, 2008	Page 1

CONTACTS:	Investors	Media
	John Milligan	Amy Flood
	(650) 522-5756	(650) 522-5643

	Susan Hubbard	Erin Rau
	(650) 522-5715	(650) 522-5635

For Immediate Release

GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2008 FINANCIAL RESULTS

- Record Total Revenues of $1.26 Billion, Up 22 Percent over First Quarter 2007 -

- Record Product Sales of $1.14 Billion, Up 36 Percent over First Quarter 2007 -

- First Quarter EPS of $0.51 per Share -

- First Quarter Non-GAAP EPS of $0.54 per Share,

Excluding Stock-based Compensation Expense -

Foster City, CA, April 16, 2008 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended March 31, 2008. Total revenues for the first quarter of 2008 were $1.26 billion, up 22 percent compared to total revenues of $1.03 billion for the first quarter of 2007. Net income for the first quarter of 2008 was $496.1 million, or $0.51 per diluted share, including after-tax stock-based compensation expense of $26.0 million. Excluding after-tax stock-based compensation expense, non-GAAP net income for the first quarter of 2008 was $522.1 million, or $0.54 per diluted share, compared to non-GAAP net income of $447.6 million, or $0.46 per diluted share, for the first quarter of 2007, which excluded after-tax stock-based compensation expense of $40.2 million.

Product Sales

Product sales were a record $1.14 billion for the first quarter of 2008, compared to $840.2 million in the first quarter of 2007, a 36 percent increase. This growth was driven primarily by Gilead’s HIV product franchise, including the continued strong uptake of Atripla® (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg) in the United States as well as the strong growth of Truvada® (emtricitabine and tenofovir disoproxil fumarate) in the United States and Europe.

HIV Franchise

HIV product sales were $964.7 million in the first quarter of 2008, a 37 percent increase from $705.1 million for the same period in 2007. The increases were driven primarily by the sales volume growth of Atripla and Truvada.

•	Truvada

Truvada sales were $479.4 million for the first quarter of 2008, an increase of 39 percent from $345.9 million in the first quarter of 2007. The increase in Truvada sales in the first quarter of 2008 compared to the same period of 2007 was driven primarily by strong sales volume growth in the United States and Europe as well as a favorable foreign currency exchange environment.

•	Atripla

Atripla sales were $324.2 million in the first quarter of 2008, an increase of 70 percent from $190.2 million in the first quarter of 2007. The increased sales in the first quarter of 2008 compared to the same period in 2007 were driven primarily by the continued strong uptake in the United States, while recent product launches in certain European countries and Canada also contributed to total Atripla product sales.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA phone 650 574 3000 facsimile 650 578 9264	www.gilead.com

April 16, 2008	Page 2

•	Viread

Sales of Viread® (tenofovir disoproxil fumarate) were $152.7 million in the first quarter of 2008, a five percent decrease from $160.7 million in the first quarter of 2007. The decrease in Viread sales in the first quarter of 2008 compared to the same period of 2007 was driven primarily by lower sales volumes especially in the United States and Europe, partially offset by a favorable foreign currency exchange environment.

Hepsera for Chronic Hepatitis B

Hepsera® (adefovir dipivoxil) sales were $83.0 million for the first quarter of 2008, a 16 percent increase from $71.3 million in the first quarter of 2007. The increase in Hepsera sales in the first quarter of 2008 compared to the same period of 2007 was driven primarily by sales volume growth in certain European markets and a favorable foreign currency exchange environment.

AmBisome for Severe Fungal Infections

Sales of AmBisome® (amphotericin B) liposome for injection for the first quarter of 2008 were $71.0 million, an increase of 15 percent from $61.5 million for the first quarter of 2007. The increase in sales of AmBisome in the first quarter of 2008 compared to the same period of 2007 was driven primarily by a favorable foreign currency exchange environment as well as sales volume growth in various European and international regions.

Royalty, Contract and Other Revenues

For the first quarter of 2008, royalty, contract and other revenues resulting primarily from collaborations with corporate partners were $116.8 million, a decrease of 38 percent from $188.2 million in the first quarter of 2007. The decrease in royalty, contract and other revenues during the first quarter of 2008 compared to the same period of 2007 was driven primarily by lower Tamiflu® (oseltamivir phosphate) royalties from F. Hoffmann-La Roche Ltd (Roche) of $93.4 million in the first quarter of 2008 compared to Tamiflu royalties of $167.9 million in the first quarter of 2007.

Research and Development

Research and development (R&D) expenses in the first quarter of 2008 were $155.3 million compared to $130.1 million for the same quarter in 2007. Non-GAAP R&D expenses, which exclude stock-based compensation expense, for the first quarter of 2008 were $138.4 million, compared to $109.0 million for the same quarter in 2007. Non-GAAP R&D expenses for the first quarter of 2008 were higher primarily as a result of increased clinical study expenses as well as higher headcount related to the growth in Gilead’s business.

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses in the first quarter of 2008 were $195.0 million compared to $166.6 million for the same quarter in 2007. Non-GAAP SG&A expenses, which exclude stock-based compensation expense, for the first quarter of 2008 were $177.4 million, compared to $132.9 million for the same quarter in 2007. Non-GAAP SG&A expenses for the first quarter of 2008 were higher primarily as a result of increased marketing, promotional and other expenses, as well as higher headcount related to the growth in Gilead’s business.

Net Foreign Currency Exchange Impact

Including the impact of Gilead’s hedging activities, the net foreign currency exchange impact on first quarter 2008 revenues and pre-tax earnings, which includes revenues and expenses generated from outside the United States, was a favorable $37.0 million and $19.6 million, respectively, compared to the same period in 2007.

Cash, Cash Equivalents and Marketable Securities

As of March 31, 2008, Gilead had cash, cash equivalents and marketable securities of $2.59 billion compared to $2.72 billion as of December 31, 2007. For the first quarter of 2008, Gilead generated $577.1 million of operating cash flows, which was offset by Gilead’s repurchases of $815.8 million of its common stock under its share repurchase program.

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April 16, 2008	Page 3

Corporate Highlights

In February 2008, Gilead announced that it had entered into an agreement with Goldman, Sachs & Co. to repurchase $500.0 million of its common stock under an accelerated share repurchase program. Gilead repurchased these shares under the $3.0 billion share repurchase program announced in October 2007, and as of March 31, 2008, Gilead had approximately $2.15 billion remaining under this share repurchase program.

In March 2008, Gilead announced the appointment of John J. Toole, MD, PhD to the position of Senior Vice President, Corporate Development. Dr. Toole joined Gilead in 1990 and most recently held the role of Senior Vice President, Clinical Research.

Product and Pipeline Highlights

Antiviral Franchise

In March 2008, Gilead announced that the Committee for Medicinal Products for Human Use of the European Medicines Agency (EMEA) issued a positive opinion on Gilead’s application to extend the indication for Viread to include the treatment of chronic hepatitis B (HBV) in adults. In addition, Gilead has since received approval of Viread for HBV in Turkey and New Zealand.

Respiratory Franchise

In March 2008, Gilead announced the submission of a Marketing Authorisation Application (MAA) for marketing approval of aztreonam lysine 75 mg powder for nebulizer solution in the European Union. The MAA is currently under review by the EMEA under the centralized licensing procedure, which, if finalized, provides one marketing authorization in all member states of the European Union. Also in March 2008, Gilead received notice of acceptance and priority review for a New Drug Submission seeking marketing authorization of aztreonam lysine 75 mg powder for nebulizer solution from Health Canada.

Conference Call

At 4:30 p.m. Eastern Time today, Gilead will host a conference call with a simultaneous webcast to discuss the results of its first quarter of 2008. During this call/webcast, Gilead’s management will discuss the company’s first quarter of 2008 results and provide a general business update. The webcast will be available live via the internet by accessing Gilead’s website at www.gilead.com. To access the webcast, please connect to the company’s website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-866-203-3436 (U.S.) or 1-617-213-8849 (international) and dial the participant passcode 85227835 to access the call.

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through April 19, 2008. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 78926353.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. Gilead’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

Non-GAAP Financial Information

Non-GAAP net income, net income per diluted share, R&D expenses and SG&A expenses are presented excluding the impact of stock-based compensation expense and the related methodology for computing dilutive securities for net income per diluted share purposes. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under United States generally accepted accounting principles.

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April 16, 2008	Page 4

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to sustain growth in revenues for its HIV franchise, Hepsera and AmBisome; unpredictable variability of Tamiflu royalties and the strong relationship between this royalty revenue and global pandemic planning and supply; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products; Gilead’s ability to successfully develop its respiratory and cardiovascular franchises; initiating and completing clinical trials may take longer or cost more than expected; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking.

Gilead directs readers to its Annual Report on Form 10-K for the year ended December 31, 2007 and its subsequent current reports on Form 8-K. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Truvada, Viread, Emtriva, AmBisome and Hepsera are registered trademarks and Letairis is a trademark of Gilead Sciences, Inc.

Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.

Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

April 16, 2008	Page 5

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,
	2008	2007
Revenues:
Product sales	$1,141,306	$840,225
Royalty, contract and other revenues	116,846	188,205

Total revenues	1,258,152	1,028,430
Costs and expenses:
Cost of goods sold (1)	239,848	171,638
Research and development (1)	155,301	130,090
Selling, general and administrative (1)	194,957	166,558

Total costs and expenses	590,106	468,286

Income from operations	668,046	560,144
Interest and other income, net	22,700	23,104
Interest expense	(3,105)	(4,547)
Minority interest	1,875	2,153

Income before provision for income taxes	689,516	580,854
Provision for income taxes (1)	193,389	173,447

Net income	$496,127	$407,407

Net income per share - basic	$0.53	$0.44

Net income per share - diluted	$0.51	$0.42

Shares used in per share calculation - basic	928,104	926,940

Shares used in per share calculation - diluted	966,554	962,716

Notes:

(1) The following is the stock-based compensation expense included in the respective captions of the condensed consolidated statements of operations above:

	Three months ended March 31,
	2008	2007
Stock-based compensation expense:
Cost of goods sold	$1,694	$2,530
Research and development	16,895	21,108
Selling, general and administrative	17,547	33,656
Income tax effect	(10,135)	(17,108)

Total stock-based compensation expense, net of tax	$26,001	$40,186

April 16, 2008	Page 6

GILEAD SCIENCES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(unaudited)

(in thousands, except per share amounts)

Below is a reconciliation of Gilead’s GAAP operating results and diluted per share amounts as reported in the attached press release. Non-GAAP net income and net income per diluted share are presented excluding the impact of after-tax stock-based compensation expense and the related methodology for computing dilutive securities for net income per diluted share purposes. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under GAAP.

	Three months ended March 31,
	2008	2007
Net income (GAAP)	$496,127	$407,407
Stock-based compensation expense, net of tax	26,001	40,186

Net income (Non-GAAP)	$522,128	$447,593

Shares used in per share calculation - diluted (GAAP)	966,554	962,716
Dilutive securities	2,121	1,921

Shares used in per share calculation - diluted (Non-GAAP)	968,675	964,637

Net income per share - diluted (GAAP)	$0.51	$0.42

Net income per share - diluted (Non-GAAP)	$0.54	$0.46

April 16, 2008	Page 7

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2008	December 31, 2007

	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$2,589,004	$2,722,422
Other current assets	2,034,062	1,856,314
Property, plant and equipment, net	455,759	447,696
Other noncurrent assets	800,178	808,284

Total assets	$5,879,003	$5,834,716

Current liabilities	$939,005	$736,275
Long-term liabilities and minority interest	1,610,516	1,638,451
Stockholders’ equity	3,329,482	3,459,990

Total liabilities and stockholders’ equity	$5,879,003	$5,834,716

Note:

(1)	Derived from audited consolidated financial statements at that date.

April 16, 2008	Page 8

GILEAD SCIENCES, INC.

PRODUCT SALES SUMMARY

(unaudited)

(in thousands)

	Three months ended March 31,
	2008	2007
HIV products:
Truvada – U.S.	$238,532	$186,788
Truvada – Europe	218,339	145,207
Truvada – Other International	22,514	13,943

	479,385	345,938

Atripla – U.S.	306,485	189,810
Atripla – Europe	14,195	—
Atripla – Other International	3,537	373

	324,217	190,183

Viread – U.S.	63,068	67,556
Viread – Europe	65,716	71,914
Viread – Other International	23,883	21,208

	152,667	160,678

Emtriva – U.S.	3,838	3,455
Emtriva – Europe	2,581	3,874
Emtriva – Other International	1,970	994

	8,389	8,323

Total HIV products – U.S.	611,923	447,609
Total HIV products – Europe	300,831	220,995
Total HIV products – Other International	51,904	36,518

	964,658	705,122

Hepsera – U.S.	31,275	29,769
Hepsera – Europe	41,335	33,290
Hepsera – Other International	10,412	8,285

	83,022	71,344

AmBisome	71,028	61,502
Letairis	20,337	—
Other products	2,261	2,257

	93,626	63,759

Total product sales	$1,141,306	$840,225